Exhibit 77I(b)


The sections of the Statement of Additional Information for the Loomis Sayles Value Fund dated June 30, 2006 captioned
"Description of the Trust" and "Voting Rights" are incorporated by reference to PEA No. 42 to the Registration Statement filed on June 29, 2006. (Accession No. 0001193125-06-139231).